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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-50137, 333-90393 and 333-56606) and the Registration Statements on Form S-3 (File No. 333-48540 and 333-71958) of our report dated February 18, 2002, except for Note 13 "Subsequent Event" for which the date is March 12, 2002, relating to the financial statements and financial statement schedule which appear in this Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
March 22, 2002